Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Increases Financial Guidance Levels

•	Revenue increased 18.3% to $----289.1 million in the second quarter of 2019 from $244.4 million in the second quarter of 2018
•	Adjusted EBITDA(1) increased 13.0% to $43.1 million in the second quarter of 2019 from $38.2 million in the second quarter of 2018
•	Diluted earnings per share was $0.12 in the second quarter of 2019, as adjusted on a tax-effected basis for net expenses from the debt financing and legal settlements in the quarter, as compared with diluted earnings per share of $0.11 from the prior year’s second quarter
•	Aggregate procedural volumes increased 11.4% and same-center procedural volumes increased 3.5% from the second quarter of 2018
•	RadNet increases full-year 2019 guidance levels for Revenue and Adjusted EBITDA(1)

LOS ANGELES, California, August 8, 2019 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 340 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2019.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We continued the momentum we established in the first quarter of this year with a very strong second quarter. Our Revenue increased 18.3% and our Adjusted EBITDA(1) increased 13.0% from last year’s second quarter. Our improved performance was driven by strong contributions from recent acquisitions on both coasts, new and expanded joint ventures and overall same-center procedural volume growth of 3.5%.”

Dr. Berger continued, “During the quarter, we began the systematic integration of Kern Radiology and operationalized our second joint venture with Dignity Health in Ventura County, California. We also continued to make progress with our performance of our East Coast capitation contract with Emblem Health and further integrated our recently acquired Medical Arts Radiology acquisition in Long Island, New York.”

“We remain excited about the prospects for the second half of 2019 and have increased our guidance levels in anticipation of continued strength in our business. We have also begun to set the stage for exciting potential developments that could have a material positive impact on the accuracy, speed and cost structure of our future service offerings. Most notably, we announced the formation of our Artificial Intelligence division along with the acquisition of the 75% of Nulogix which we did not previously own. Through this new division, we intend to research, develop, test and invest in offerings using artificial intelligence for image interpretation and for improving our business processes,” added Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2019, RadNet reported Revenue of $289.1 million and Adjusted EBITDA(1) of $43.1 million. Revenue increased $44.7 million (or 18.3%) and Adjusted EBITDA(1) increased $5.0 million (or 13.0%) from the second quarter of last year.

1

For the second quarter, RadNet reported Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) of $4.9 million, a decrease of approximately $507,000 over the second quarter of 2018. Adjusting for the impact of the financing transaction and legal settlements accounted for in Other Expenses during the quarter on a tax-effected basis of $912,000 (“Adjusted Net Income”), Adjusted Net Income was $5.8 million in the second quarter, an increase of $405,000 over the second quarter of 2018.

Per share diluted Net Income for the second quarter was $0.10, compared to $0.11 in the second quarter of 2018 (based upon a weighted average number of diluted shares outstanding of 50.1 million and 48.5 million for these periods in 2019 and 2018, respectively). Adjusting for the impact of the financing transaction and legal settlements accounted for in Other Expenses during the quarter on a tax-effected basis of $912,000, per share diluted Adjusted Net Income was $0.12 in the second quarter compared to $0.11 in the second quarter of 2018.

Affecting Net Income in the second quarter of 2019 were certain non-cash expenses and non-recurring items including: $1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $371,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $101,000 loss on the sale of certain capital equipment; $1.3 million of Other Expense related to the financing transaction and legal settlements; and $973,000 of non-cash amortization of deferred financing costs and loan discount on debt issuances.

For the second quarter of 2018, as compared with the prior year’s second quarter, MRI volume increased 9.7%, CT volume increased 14.1% and PET/CT volume increased 9.0%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.4% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2019 and 2018, MRI volume increased 3.2%, CT volume increased 6.0% and PET/CT volume decreased 1.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.5% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2019, RadNet reported Revenue of $560.6 million and Adjusted EBITDA(1) of $76.2 million. Revenue increased $84.9 million (or 17.8%) and Adjusted EBITDA(1) increased $17.0 million (or 28.7%) from the same six month period last year.

For the six month period in 2019, RadNet reported Net Income of $1.2 million, an increase of approximately $3.1 million over the first six months of of 2018. Adjusting for the impact of the financing transaction and legal settlements accounted for in Other Expenses during the six month period on a tax effected basis of $912,000, Adjusted Net Income was $2.1 million in the first six months of 2019, an increase of $4.1 million over the same period of 2018.

Per share diluted Net Income for the first six months of 2019 was $0.02, compared to a diluted Net Loss of $(0.04) in the same six month period of 2018 (based upon a weighted average number of diluted shares outstanding of 50.0 million and 47.9 million for these periods in 2019 and 2018, respectively). Adjusting for the impact of the financing transaction and legal settlements accounted for in Other Expenses during the six month period on a tax effected basis of $912,000, per share diluted Adjusted Net Income was $0.04 in the first half of 2019 compared to a diluted Net Loss of $(0.04) in the same period of 2018.

Affecting Net Loss for the six month period of 2019 were certain non-cash expenses and non-recurring items including: $5.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.0 million of severance paid in connection with headcount reductions related to cost savings initiatives; $1.3 million of Other Expense related to the financing transaction and legal settlements; and $2.0 million of combined non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

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2019 Guidance Update

RadNet amends its previously announced guidance levels as follows:

	Guidance Range after 1stQuarter	Revised Guidance Range
Total Net Revenue	$1,050 million - $1,100 million	$1,100 million - $1,150 million
Adjusted EBITDA(1)	$155 million - $165 million	$158 million - $168 million
Free Cash Flow (a)	$45 million - $55 million	Unchanged

Capital Expenditures (b)	$60 million - $65 million	$63 million - $68 million
Cash Interest Expense	$43 million - $48 million	Unchanged

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

Dr. Berger highlighted, “Buoyed with confidence from the strong performance of the first and second quarters, we have elected to increase our 2019 full year guidance ranges for Revenue and Adjusted EBITDA(1). The consistent organic growth and the contribution from recent acquisitions and health system joint ventures are causing us to exceed our initial 2019 projections. We remain optimistic about the continuation of these trends through the end of the year and into 2020.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2019 results on Thursday, August 8th, 2019 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, August 8, 2019

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-208-1711

International Dial-In Number: 323-794-2577

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=135565 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 8531618.

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Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 340 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2019 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,504	$10,389
Accounts receivable, net	159,323	148,919
Due from affiliates	649	595
Prepaid expenses and other current assets	41,957	46,288
Assets held for sale	2,041	2,499
Total current assets	234,474	208,690
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	352,624	345,729
Operating lease right-of-use assets	432,557	–
Total property, equipment and right-of-use assets	785,181	345,729
OTHER ASSETS
Goodwill	437,940	418,093
Other intangible assets	40,800	40,593
Deferred financing costs	1,782	1,354
Investment in joint ventures	38,621	37,973
Deferred tax assets, net of current portion	34,013	31,506
Deposits and other	23,865	25,392
Total assets	$1,596,676	$1,109,330
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$168,815	181,028
Due to affiliates	13,543	13,089
Deferred revenue	1,732	2,398
Current portion of deferred rent	–	3,735
Current portion of finance lease	4,334	–
Current portion of operating lease	65,461	–
Current portion of notes payable and long term debt	39,364	33,653
Current portion of obligations under capital lease	–	5,614
Total current liabilities	293,249	239,517
LONG-TERM LIABILITIES
Deferred rent, net of current portion	–	31,542
Finance lease, net of current portion	4,851	–
Operating lease, net of current portion	404,463	–
Notes payable, net of current portion	672,534	626,507
Obligations under capital lease, net of current portion	–	6,505
Other non-current liabilities	9,149	5,006
Total liabilities	1,384,246	909,077
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 50,127,234 and 48,977,485 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	5	5
Additional paid-in-capital	257,607	242,835
Accumulated other comprehensive income (loss)	(6,944)	2,259
Accumulated deficit	(116,750)	(117,915)
Total RadNet, Inc.'s stockholders' equity	133,918	127,184
Noncontrolling interests	78,512	73,069
Total equity	212,430	200,253
Total liabilities and equity	$1,596,676	$1,109,330

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE
Service fee revenue	$258,171	$219,416	$500,844	$423,584
Revenue under capitation arrangements	30,926	24,979	59,803	52,203
Total revenue	289,097	244,395	560,647	475,787
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	246,558	210,055	489,615	425,689
Depreciation and amortization	20,083	18,086	39,703	35,942
Loss (gain) on sale and disposal of equipment	101	105	1,073	(1,831)
Severance costs	371	279	1,002	1,005
Total operating expenses	267,113	228,525	531,393	460,805
INCOME FROM OPERATIONS	21,984	15,870	29,254	14,982

OTHER INCOME AND EXPENSES
Interest expense	12,399	10,641	24,694	20,680
Equity in earnings of joint ventures	(2,244)	(3,748)	(4,117)	(6,725)
Other (income) expenses	1,269	5	1,269	6
Total other expenses	11,424	6,898	21,846	13,961
INCOME BEFORE INCOME TAXES	10,560	8,972	7,408	1,021
Provision for income taxes	(2,969)	(2,505)	(1,740)	(8)
NET INCOME	7,591	6,467	5,668	1,013
Net income attributable to noncontrolling interests	2,692	1,061	4,503	2,945
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$4,899	$5,406	$1,165	$(1,932)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.11	$0.02	$(0.04)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.11	$0.02	$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	49,702,869	47,969,003	49,490,234	47,896,216
Diluted	50,144,540	48,526,033	49,988,036	47,896,216

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,668	$1,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,703	35,942
Amortization of operating lease assets	32,937	–
Equity in earnings of joint ventures	(4,117)	(6,725)
Distributions from joint ventures	3,438	7,083
Amortization deferred financing costs and loan discount	2,021	1,949
Loss (gain) on sale and disposal of equipment	1,073	(1,831)
Stock-based compensation	5,582	4,890
Noncash item in other expenses	(559)	–
Change in fair value of contingent consideration	(1,953)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(12,042)	(7,113)
Other current assets	4,331	(568)
Other assets	2,069	(900)
Deferred taxes	(3,542)	(78)
Operating leases	(32,268)	–
Deferred rent	–	1,788
Deferred revenue	(666)	153
Accounts payable, accrued expenses and other	2,860	11,345
Net cash provided by operating activities	44,535	46,948
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(27,149)	(14,094)
Equity investments at fair value	(143)	(2,200)
Purchase of property and equipment	(50,342)	(45,133)
Proceeds from sale of equipment	760	2,324
Proceeds from sale of equity interests in a joint venture	132	–
Proceeds from sale of imaging and medical practice assets	–	–
Cash distribution from new JV partner	–	–
Equity contributions in existing joint ventures	(103)	(2,000)
Net cash used in investing activities	(76,845)	(61,103)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,320)	(3,393)
Payments on Term Loan Debt	(19,469)	(16,540)
Deferred Financing Costs due to New Debt	(683)	–
Debt Discount due to new debt	(2,173)	–
Proceeds from issuance of new debt	100,000	–
Distributions paid to noncontrolling interests	–	(913)
Proceeds from sale of noncontrolling interest	5,275	–
Contribution from a noncontrolling partners	750	–
Proceeds from revolving credit facility	236,200	19,800
Payments on revolving credit facility	(264,200)	(19,800)
Proceeds from issuance of common stock upon exercise of options	50	–
Net cash provided by (used in) financing activities	52,430	(20,846)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(5)	(69)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,115	(35,070)
CASH AND CASH EQUIVALENTS, beginning of period	10,389	51,322
CASH AND CASH EQUIVALENTS, end of period	$30,504	$16,252

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION	$23,292	$17,509

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2019	2018

Net Income Attributable to RadNet, Inc. Common Shareholders	$4,899	$5,406
Plus Interest Expense	12,399	10,641
Plus Provision for Income Taxes	2,969	2,505
Plus Depreciation and Amortization	20,083	18,086
Plus Other Expenses	1,269	5
Plus Severance Costs	371	279
Plus Loss on Sale of Equipment	101	105
Plus Non Cash Employee Stock Compensation	1,044	1,146
Adjusted EBITDA(1)	$43,135	$38,173

	Six Months Ended
	June 30,
	2019	2018

Net (Loss) Income Attributable to RadNet, Inc. Common Shareholders	$1,165	$(1,932)
Plus Interest Expense	24,694	20,680
Plus Provision for Income Taxes	1,740	8
Plus Depreciation and Amortization	39,703	35,942
Plus Other Expenses	1,269	6
Plus Severance Costs	1,002	1,005
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	–	440
Plus (Gain) Loss on Sale of Equipment	1,072	(1,831)
Plus Non Cash Employee Stock Compensation	5,583	4,890
Adjusted EBITDA(1)	$76,228	$59,208

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PAYOR CLASS BREAKDOWN**

Second Quarter
2019

Commercial Insurance	57.5%
Medicare	20.8%
Capitation	10.7%
Workers Compensation/Personal Injury	3.8%
Medicaid	2.5%
Other	4.7%
Total	100.0%

**Calculated as percentages of global payments received from that period's dates of services.

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year	Full Year
	2019	2018	2017	2016

MRI	35.8%	35.2%	34.9%	34.7%
CT	17.1%	16.5%	16.2%	15.8%
PET/CT	5.5%	5.7%	5.2%	5.0%
X-ray	8.3%	8.4%	8.9%	9.3%
Ultrasound	12.4%	12.2%	12.1%	12.3%
Mammography	14.8%	15.8%	16.3%	16.5%
Nuclear Medicine	1.1%	1.1%	1.1%	1.2%
Other	5.0%	5.1%	5.2%	5.2%
	100.0%	100.0%	100.0%	100.0%
Note
* Based upon global payments received from that period's dates of service.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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